Exhibit 23.1

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated March 24, 2025, with respect to the financial statements of Lexeo Therapeutics, Inc., included herein by reference.

/s/ KPMG LLP

New York, New York

March 24, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.